Exhibit 10.1

$300,000,000

Southern Natural Gas Company
Southern Natural Issuing Corporation

4.40% Notes due 2021

PURCHASE AGREEMENT

June 2, 2011

RBS Securities Inc.
J.P. Morgan Securities LLC

As Representatives of the several Initial Purchasers,

c/o        RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut  06910

Ladies and Gentlemen:

1. Introductory.  Southern Natural Gas Company, a Delaware general partnership (the “Partnership”), and Southern Natural Issuing Corporation, a Delaware corporation (“SNG Issuing,” and together with the Partnership, the “Issuers”), propose to issue and sell to the several initial purchasers named in Schedule A hereto (the “Initial Purchasers”) for whom RBS Securities Inc. and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), subject to the terms and conditions stated herein, U.S. $300,000,000 aggregate principal amount of their 4.40% Notes due 2021 (the “Offered Securities”) to be issued under an indenture, dated as of June 1, 1987 (the “Base Indenture”), as supplemented and amended by (i) the First Supplemental Indenture thereto dated as of September 30, 1997 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture thereto dated as of February 13, 2001 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture thereto dated as of March 26, 2007 (the “Third Supplemental Indenture”), (iv) the Fourth Supplemental Indenture thereto dated as of May 4, 2007 (the “Fourth Supplemental Indenture”), (v) the Fifth Supplemental Indenture thereto dated as of October 15, 2007 (the “Fifth Supplemental Indenture”), (vi) the Sixth Supplemental Indenture thereto dated as of November 1, 2007 (the “Sixth Supplemental Indenture”) and (vii) the Seventh Supplemental Indenture thereto dated as of the Closing Date (as defined herein) (the “Seventh Supplemental Indenture”) between the Issuers, Wilmington Trust Company (as successor in interest to JPMorgan Chase Bank, National Association, which was successor by merger to Manufacturers Hanover Trust Company), as indenture trustee (the “Trustee”), and The Bank of New York Mellon (as successor to The Bank of New York Trust Company, N.A., as trustee under the Base Indenture with respect to the series of securities designated 5.90% Notes due 2017 issued under the Third Supplemental Indenture).  The Base Indenture, as supplemented and amended by the First through Seventh Supplemental Indentures, is referred to herein as the “Indenture.”  The sale of the Offered Securities to the Initial Purchasers will be made without registration of the Offered Securities under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement, dated as of the Closing Date, between the Issuers and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuers will agree to file an exchange offer registration statement, or, under certain circumstances, a shelf registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities under the Securities Act.

EPPP SNG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP SNG”), owns an 85% general partnership interest in the Partnership, and El Paso SNG Holding Company, L.L.C., a Delaware limited liability company (“El Paso SNG”), owns a 15% general partnership interest in the Partnership.

The Partnership, SNG Issuing, EPPP SNG and El Paso SNG are collectively referred to herein as the “Partnership Parties.”  SNG Funding Company, L.L.C., a Delaware limited liability company (“SNG Funding”), and SNG Issuing are collectively referred to herein to as the “Subsidiaries.”  Bear Creek Storage Company, L.L.C., a Louisiana limited liability company, is referred to herein as the “Unconsolidated Affiliate.”  The Partnership, SNG Issuing, SNG Funding and the Unconsolidated Affiliate are collectively referred to herein as the “SNG Entities.”  The SNG Entities, EPPP SNG and El Paso SNG are collectively referred to herein as the “Partnership Entities.”  The Partnership Entities, El Paso Corporation, a Delaware corporation (“El Paso”), and El Paso Pipeline Partners, L.P., a Delaware limited partnership (“EPB”), are collectively referred to herein as the “El Paso Entities.”

For purposes of this Agreement:

“Applicable Time” means 2:20 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Memorandum” means the final offering memorandum (including the documents incorporated by reference therein) relating to the Offered Securities that consists of the Preliminary Offering Memorandum with only such changes thereto as are required to reflect the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuers’ records.

“Preliminary Offering Memorandum” means the preliminary offering memorandum (including the documents incorporated by reference therein), dated as of June 2, 2011, for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Offered Securities.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

Each of the Partnership Parties hereby agrees with each Initial Purchaser as follows:

2. Representations and Warranties of the Partnership Parties.  The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each Initial Purchaser that:

(a) Offering Circulars.  The Issuers have prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

(b) Disclosure.  As of the Applicable Time and as of the Closing Date, neither (i) the General Disclosure Package nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of its date and as of the Closing Date, the Final Offering Memorandum will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuers by the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.  Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and all documents incorporated by reference in the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum and any amendment or supplement thereto (collectively, the “Exchange Act Reports”) which have been filed by the Partnership with the Commission pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the Closing Date, the Exchange Act Reports and any further documents or reports filed by the Partnership with the Commission will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed or when they will be filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c) Good Standing of the Partnership Entities.  Each of the Partnership Entities has been duly formed or incorporated, as the case may be, is validly existing and is in good standing under the laws of its respective jurisdiction of formation or incorporation, as applicable, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the General Disclosure Package and the Final Offering Memorandum. Each of the Partnership Entities is duly registered or qualified to do business in and is in good standing as a foreign general partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, have a material adverse effect on the financial condition, securityholders’ equity, results of operations, properties, business or prospects of the SNG Entities taken as a whole (a “Material Adverse Effect”).

(d) Ownership of the Partnership.  EPPP SNG owns an 85% general partnership interest in the Partnership, and El Paso SNG owns a 15% general partnership interest in the Partnership; such general partnership interests are duly authorized and validly issued in accordance with the General Partnership Agreement of the Partnership dated as of November 1, 2007, as amended (the “Partnership Agreement”), and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”)); and each of EPPP SNG and El Paso SNG owns such general partnership interests free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”), other than restrictions on transfers arising under applicable securities laws or the Partnership Agreement.

(e) Subsidiaries.  All of the equity interests in each of the Subsidiaries and the Unconsolidated Affiliate are owned as set forth on Schedule C hereto; all of such equity interests are duly and validly authorized and issued in accordance with the limited liability company agreements or bylaws of each such Subsidiaries and the Unconsolidated Affiliate (the “Organizational Agreements”), are fully paid (to the extent required by the Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such equity interests are owned as set forth on Schedule C free and clear of all Liens (except for restrictions on transfer arising under applicable Organizational Agreements or as described in the General Disclosure Package).  Other than the Subsidiaries and the Unconsolidated Affiliate, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(f) Indenture; Offered Securities.  The Indenture and the Offered Securities have been duly authorized; and when the Offered Securities are delivered to and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, and will conform in all material respects to the description of such Offered Securities contained in the General Disclosure Package, the Final Offering Memorandum and the Indenture; and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and the Offered Securities will be entitled to the benefits provided by the Indenture.

(g) Absence of Further Requirements.  No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities by the Issuers, except such as may be required under state securities laws and for filings with the Commission as are required pursuant to the Registration Rights Agreement.

(h) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Issuers of the Offered Securities, the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale by the Issuers of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the El Paso Entities or any of their properties, (ii) any agreement or instrument to which any of the El Paso Entities is a party or by which any of the El Paso Entities is bound or to which any of their respective properties is subject, or (iii) the partnership agreement, limited liability company agreement, charter, bylaws or other organizational documents of the El Paso Entities; and the Issuers have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(i) Authorization.  This Agreement has been duly authorized, executed and delivered by the Issuers; the Registration Rights Agreement has been duly authorized and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Issuers.  The Registration Rights Agreement (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will constitute the legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity; and the Registration Rights Agreement will conform to the description thereof in the General Disclosure Package and the Final Offering Memorandum.

(j) Absence of Existing Defaults and Conflicts.  None of the El Paso Entities is (i) in violation of its respective partnership agreement, limited liability company agreement, charter, bylaws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities or their respective property is bound, except with  respect to clause (ii) above such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(k) Title to Property.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the SNG Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear of all Liens that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the SNG Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(l) Permits.  Each SNG Entity has, and on the Closing Date each SNG Entity will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the General Disclosure Package, subject to such qualifications as may be set forth in the General Disclosure Package and except for such permits which are either not required to be obtained on or before the Closing Date or if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the SNG Entities has fulfilled and performed in all material respects all its obligations with respect to such permits in the manner described and subject to the limitations contained in the General Disclosure Package, and to the knowledge of the SNG Entities no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit.  None of the SNG Entities has received written notification of any revocation or modification of any such permit.

(m) Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, none of the El Paso Entities is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Partnership Parties are not aware of any pending investigation which might lead to such a claim.

(n) Litigation.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the El Paso Entities or any of their respective properties that, if determined adversely to any of them, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under the Offered Securities, the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are to the Partnership Parties’ knowledge, threatened or contemplated.

(o) Financial Statements.  The financial statements and other financial information included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum present fairly the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(p) No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young LLP, (i) none of the SNG Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the SNG Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, regardless of whether material, that involves management or other employees who have a significant role in the internal controls of the SNG Entities, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(q) No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, since the end of the period covered by the latest audited financial statements of the Partnership included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum (i) there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the SNG Entities, taken as a whole, that is material and adverse; (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Partnership and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Offering Memorandum, there has been no material adverse change in the equity, short-term indebtedness, long-term indebtedness, net current assets or net assets of the SNG Entities.

(r) Ratings.  Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act has indicated to the Partnership that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Partnership or any securities of the Partnership or (ii) any negative change in the outlook for any rating of the Partnership or any securities of the Partnership.

(s) Investment Company Act.  Each of the Issuers is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be (i) an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) Class of Securities Not Listed.  No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(u) No Registration.  Assuming the accuracy of the representations and warranties of each Initial Purchaser contained in Section 4, (i) the offer, sale and delivery of the Offered Securities by the Issuers to the several Initial Purchasers pursuant to this Agreement and (ii) the resales of the Offered Securities by the several Initial Purchasers in the manner contemplated by this Agreement, in each case, will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Rule 144A thereunder and Regulation S thereunder.

(v) No General Solicitation; No Directed Selling Efforts.  Neither of the Issuers, nor any of their affiliates, nor any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such term is defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities, or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.  The Issuers, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S.  The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

3. Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuers agree to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 99.036% of the principal amount thereof plus accrued interest, if any, from June 7, 2011, the respective principal amounts of Offered Securities set forth opposite the name of such Initial Purchaser in Schedule A hereto.

The Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Initial Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Memorandum.  Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Memorandum.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Initial Purchasers in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives and designated in writing by the Partnership, not less than 48 hours prior to the Closing Date, at 9:00 a.m. (New York City time), on June 7, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Partnership determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the office of Locke Lord Bissell & Liddell LLP, 600 Travis Street, Houston, Texas, at least 24 hours prior to the Closing Date.

4. Representations by Each Initial Purchaser; Resale by Each Initial Purchaser.

(a) Each Initial Purchaser represents and warrants to the Partnership Parties that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Initial Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Initial Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Initial Purchasers or affiliates of the Initial Purchasers or with the prior written consent of the Partnership.

(d) Each Initial Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Initial Purchaser represents and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers; and

(ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

(f) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Initial Purchaser represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Offered Securities which are the subject of the offering contemplated by this Agreement to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investors as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

For purposes of this Section 4(f), the expression “an offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Certain Agreements of the Partnership Parties.  The Partnership Parties agree with each Initial Purchaser that:

(a) Amendments and Supplements to Offering Circulars.  The Partnership will promptly advise the Representatives of any proposal to amend or supplement the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum and will not effect such amendment or supplementation without the Representatives’ consent. If, at any time prior to the completion of the resale of the Offered Securities by the Initial Purchasers, there occurs an event or development as a result of which the Preliminary Offering Memorandum, the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Initial Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Initial Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars.  The Partnership will furnish to the Representatives copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request.  The Partnership will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c) Blue Sky Qualifications.  The Issuers will cooperate with the Initial Purchasers in connection with the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers; provided, however, that the Issuers shall not be required in connection therewith to qualify as a foreign partnership or corporation, as the case may be, in any jurisdiction in which they are not now so qualified or to take any action that would subject them to general consent to service of process or taxation other than as to matters and transactions taken by the Issuers as contemplated herein that relate to the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum, or the offering of the Offered Securities in any jurisdiction in which it is not now so qualified.

(d) Reporting Requirements.  The Issuers will make available to the holders of the Offered Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partners’ equity and cash flows of the Partnership and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Final Offering Memorandum), consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail.

(e) Payment of Expenses.  The Issuers will pay all expenses incidental to the performance of their obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issuance, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) any expenses (including fees and disbursements of counsel to the Initial Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto; (iv) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (v) expenses incurred in distributing the Preliminary Offering Memorandum any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Initial Purchasers.  The Issuers will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for costs and expenses of the Initial Purchasers and the Issuers’ officers and employees and any other expenses of the Initial Purchasers and the Issuers relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities, including, without limitation, any travel expenses of the Issuers’ officers and employees.

(f) Restriction on Sale of Securities.  The Issuers will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to debt securities issued or guaranteed by the Issuers and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the date of this Agreement and ending at the later of the Closing Date and the lifting of trading restrictions by the Initial Purchasers.

(g) No Resales by Affiliates.  During the period of one year after the Closing Date, the Partnership Parties will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Securities Act), to, resell any of the Offered Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(h) Investment Company.  Each of the Issuers will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(i) Use of Proceeds.  The Partnership will use the net proceeds received in connection with the offering of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Memorandum.

(j) Absence of Manipulation.  In connection with the offering of the Offered Securities, until the Representatives shall have notified the Partnership of the completion of the resale of the Offered Securities, neither the Issuers nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Issuers nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

6. Free Writing Communications.

(a) Issuer Free Writing Communications.  Each Issuer represents and agrees that, unless it obtains the prior consent of the Representatives, and each Initial Purchaser represents and agrees that, unless it obtains the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets.  The Issuers consent to the use by any Initial Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum or (ii) does not contain any material information about the Issuers or their securities that was provided by or on behalf of the Issuers, it being understood and agreed that the Issuers shall not be responsible to any Initial Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum or the Final Offering Memorandum or the General Disclosure Package.

7. Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Partnership Parties herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter.  The Initial Purchasers shall have received a letter, dated the date hereof, of Ernst & Young LLP, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable Rules and Regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and in form and substance satisfactory to the Initial Purchasers, concerning the financial information with respect to the Partnership included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum.

(b) No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the SNG Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of El Paso, EPB or the Issuers by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of El Paso, EPB or the Issuers (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of El Paso, EPB or the Issuers on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Counsel for the Issuers.  The Initial Purchasers shall have received an opinion, dated the Closing Date, of Locke Lord Bissell & Liddell LLP, counsel for the Issuers, to the effect that:

(i) Indenture; Offered Securities.  Each of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture has been duly authorized by each of the Issuers, as applicable, and the Seventh Supplemental Indenture has been duly executed and delivered by the Issuers; the Offered Securities have been duly authorized, executed and delivered by the Issuers, and the Indenture constitutes a valid and legally binding obligation of the Issuers enforceable against the Issuers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity; and the Offered Securities, when authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, and the Offered Securities will be entitled to the benefits provided by the Indenture; the Offered Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the General Disclosure Package and the  Final Offering Memorandum under the heading “Description of Notes” and “Summary—The Offering”;

(ii) Absence of Further Requirements.  No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities by the Issuers, except such as may be required under state securities laws and except for the filing of, and the order of the Commission declaring effective, the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or, if required, the Shelf Registration Statement (as defined in the Registration Rights Agreement);

(iii) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Issuers of the Offered Securities, the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale by the Issuers of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any Lien upon any property or assets of the Issuers or any of their subsidiaries pursuant to the partnership agreement, charter, bylaws or other organizational documents of the Issuers or of their subsidiaries, any statute, rule, regulation or, to such counsel’s knowledge, order of any governmental agency or body or any court having jurisdiction over the Issuers or any of their subsidiaries or any of their properties, or any agreement or instrument specified on a schedule to such opinion; and each of the Issuers has the partnership or corporate, as applicable, power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(iv) Authorization.  This Agreement, the Indenture, the Offered Securities and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Issuers;

(v) Investment Company Act.  Each of the Issuers is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will not be an “investment company” as defined in the Investment Company Act;

(vi) No Registration.  It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Issuers to the several Initial Purchasers pursuant to this Agreement or (ii) the resales of the Offered Securities by the several Initial Purchasers in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act;

(vii) Choice of Law.  In a case properly argued and presented, a Texas court or a federal court sitting in Texas and applying Texas conflict of law principles, as set out in Chapter 271 of the Texas Business and Commerce Code, would give effect to the provisions of the Offered Securities, the Indenture and the Registration Rights Agreement selecting the substantive law of New York as the governing law of the Offering Securities and the Indenture, upon appropriate evidence as to such laws being adduced;

(viii) Disclosure.  No facts have come to the attention of such counsel that have caused it to believe that the General Disclosure Package, as of the Applicable Time and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; no facts have come to the attention of such counsel that have caused it to believe that the Final Offering Memorandum, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the statements set forth in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” and “Summary—The Offering,” insofar as they purport to constitute a summary of the terms of the Offered Securities and the Indenture, under the caption “Exchange Offer and Registration Rights,” insofar as they purport to constitute a summary of the terms of the Registration Rights Agreement and under the caption “United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the General Disclosure Package and the Final Offering Memorandum.

(d) The Initial Purchasers have received from Robert W. Baker, as General Counsel for the Issuers, an opinion dated the Closing Date, to the effect that:

(i) Good Standing of the Partnership Entities.  Each of the Partnership Entities has been duly formed or incorporated, as the case may be, is validly existing and is in good standing under the laws of its respective jurisdiction of formation or incorporation, as applicable, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case in all material respects as described in the General Disclosure Package and the Final Offering Memorandum. Each of the Partnership Entities is duly registered or qualified to do business in and is in good standing as a foreign general partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, have a Material Adverse Effect;

(ii) Ownership of the Partnership.  EPPP SNG owns an 85% general partnership interest in the Partnership, and El Paso SNG owns a 15% general partnership interest in the Partnership; such general partnership interests are duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 15-309 and 15-807 of the Delaware GP Act); and each of EPPP SNG and El Paso SNG owns such general partnership interests free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Partnership Agreement;

(iii) Subsidiaries.  All of the equity interests in each of the Subsidiaries and the Unconsolidated Affiliate are owned as set forth on Schedule C; all of such equity interests are duly and validly authorized and issued in accordance with the Organizational Agreements, are fully paid (to the extent required by the Organizational Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such equity interests are owned as set forth on Schedule C free and clear of all Liens (except for restrictions on transfer arising under applicable Organizational Agreements or as described in the General Disclosure Package; ); other than the Subsidiaries and the Unconsolidated Affiliate, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.;

(iv) Litigation.  To such counsel’s knowledge after due inquiry, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the El Paso Entities or any of their respective properties that, if determined adversely to any of them, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers to perform their obligations under the Offered Securities, the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are to such counsel’s knowledge, threatened or contemplated;

(v) Absence of Further Requirements.  To such counsel’s knowledge, no consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities by the Issuers, except such as may be required under state securities laws and for filings with the Commission as are required pursuant to the Registration Rights Agreement;

(vi) Absence of Existing Defaults and Conflicts.  None of the El Paso Entities is (i) in violation of its respective partnership agreement, limited liability company agreement, charter, bylaws or other organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities or their respective property is bound, except with  respect to clause (ii) above such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

(vii) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance by the Issuers of the Offered Securities, the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale by the Issuers of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) to such counsel’s knowledge, any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the El Paso Entities or any of their properties, (ii) to such counsel’s knowledge, any agreement or instrument to which any of the El Paso Entities is a party or by which any of the El Paso Entities is bound or to which any of their respective properties is subject, or (iii) the partnership agreement, limited liability company agreement, charter, bylaws or other organizational documents of the El Paso Entities; and the Issuers have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement; and

(viii) Energy Industry.  The execution and delivery by the Issuers of, and the performance by the Issuers of their obligations under, the Offered Securities, the Indenture, this Agreement and the Registration Rights Agreement will not violate any provisions of any applicable laws and regulations specifically governing the generation, transportation, distribution or delivery of natural gas, oil, electricity or other related commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (collectively, the “Energy Industry”); and no consent, approval, authorization or order of or qualification with any United States federal body or agency specifically regulating the Energy Industry is required for the performance by the Issuers of their obligations under the Offered Securities, the Indenture, this Agreement and the Registration Rights Agreement, except in each of the foregoing cases for such violations or failures to obtain such consent, approval, authorization, order or qualification as would not have a Material Adverse Effect.

(e) Opinion of Counsel for the Initial Purchasers.  The Initial Purchasers shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate.  The Initial Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of each of the Issuers in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Partnership Parties in this Agreement are true and correct, that each of the Issuers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements of the Partnership included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the SNG Entities taken as a whole except as set forth in the General Disclosure Package and the Final Offering Memorandum or as described in such certificate.

(g) Accountants’ Bring-Down Comfort Letter.  The Initial Purchasers shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section 7, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(h) Registration Rights Agreement.  The Issuers and the Initial Purchasers shall have entered into the Registration Rights Agreement.

The Issuers will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

8. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers.  Each of the Partnership Parties, jointly and severally, will indemnify and hold harmless each Initial Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of the Partnership Parties.  Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Partnership Parties, each of their directors and each of their officers and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of the Initial Purchasers consists of the following information in the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum: under the section entitled “Plan of Distribution,” the subsection entitled “Commission and Discounts” and the third sentence under the subsection entitled “New Issue of Notes.”

(c) Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (y) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution.  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Initial Purchasers, on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers from the Issuers under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations set forth on Schedule A hereto and not joint.  The Partnership Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of the Initial Purchasers.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all the remaining Initial Purchasers) the Offered Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule A hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such non-defaulting Initial Purchasers do not purchase all the Offered Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchasers or the Partnership Parties.  In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Partnership Parties or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.  As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 9.

10. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties or their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the Partnership Parties or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, the Issuers shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Partnership Parties and the Initial Purchasers pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv), (v) (other than with respect to a suspension of trading of any securities of El Paso or EPB) or (vi) of Section 7(b), the Issuers will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices.  All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered or telegraphed and confirmed to the Initial Purchasers, c/o RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06910, or, if sent to the Partnership Parties, will be mailed, delivered or telegraphed and confirmed to the Partnership at 1001 Louisiana Street, Houston, Texas 77002, Attention: Corporate Secretary; provided, however, that any notice to an Initial Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser.

12. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of the Initial Purchasers.  The Representatives will act for the several Initial Purchasers in connection with the purchase of the Offered Securities, and any action under this Agreement taken by the Representatives will be binding upon all the Initial Purchasers.

14. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship.  Each of the Partnership Parties acknowledges and agrees that:

(a) No Other Relationship.  The Initial Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuers and the Initial Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, irrespective of whether the Initial Purchasers have advised or is advising the Issuers on other matters;

(b) Arm’s-Length Negotiations.  The purchase price of the Offered Securities set forth in this Agreement was established by the Issuers following discussions and arms-length negotiations with the Initial Purchasers, and each of the Issuers is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Partnership Parties have been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuers and that the Initial Purchasers have no obligation to disclose such interests and transactions to the Issuers by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver.  Each of the Partnership Parties waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Initial Purchasers shall have no liability (whether direct or indirect) to the Issuers in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuers, including stockholders, partners, directors, employees or creditors of the Issuers.

16. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.  Each of the Partnership Parties hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Partnership Parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Initial Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership Parties and the several Initial Purchasers in accordance with its terms.

                   Very truly yours,

SOUTHERN NATURAL GAS COMPANY

By:	/s/ John J. Hopper
Name : John J. Hopper
Title : Vice President and Treasurer

SOUTHERN NATURAL ISSUING CORPORATION

By:	/s/ John J. Hopper
Name : John J. Hopper
Title : Vice President and Treasurer

EPPP SNG GP HOLDINGS, L.L.C.

By:	/s/ John J. Hopper
Name : John J. Hopper
Title : Vice President and Treasurer

EL PASO SNG HOLDING COMPANY, L.L.C.

By:	/s/ John J. Hopper
Name : John J. Hopper
Title : Vice President and Treasurer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Initial Purchasers

By: RBS SECURITIES INC.

By:          s/ Mark Frenzel
Name:      Mark Frenzel
Title:        Director

By: J.P. MORGAN SECURITIES LLC

By:          /s/ Robert Bottamedi
Name:      Robert Bottamedi
Title:        Vice President

SCHEDULE A

Initial Purchasers	Principal Amount of Offered Securities
RBS Securities Inc.	$ 60,000,000
J.P. Morgan Securities LLC	$ 60,000,000
BNP Paribas Securities Corp.	$ 60,000,000
Scotia Capital (USA) Inc.	$ 60,000,000
SG Americas Securities, LLC	$ 30,000,000
UniCredit Capital Markets LLC	$ 30,000,000
Total	$ 300,000,000

SCHEDULE B

1.	Issuer Free Writing Communications (included in the General Disclosure Package)

Final term sheet, dated June 2, 2011, a copy of which is attached hereto.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

SCHEDULE C

Ownership of Subsidiaries and Unconsolidated Affiliate

Subsidiary/Unconsolidated Affiliate	Jurisdiction of Organization	Ownership %
Bear Creek Storage Company, L.L.C.	Louisiana	50%
SNG Funding Company, L.L.C.	Delaware	100%
Southern Natural Issuing Corporation	Delaware	100%